SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) December 11, 2006
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On December 11, 2006, the Registrant issued a press release regarding its plan for investment and streamlining in the Agriculture & Nutrition segment. The plan is to increase investment in plant genetics, biotechnology and other high-value growth opportunities, while further improving competitiveness in low-growth areas of the company’s nutrition and crop protection businesses by reducing operating costs by about $100 million a year.
     DuPont expects to reinvest all of the estimated $100 million savings in its seed business. These actions will help expand the company’s competitive advantage in the seed market and increase the speed to market of seed products with next-generation biotech traits.
     DuPont will consolidate manufacturing assets, leverage technology centers and refocus product marketing strategies in its nutrition and crop protection businesses. These changes include the closing or streamlining of manufacturing units at about 10 sites and the reduction of approximately 1,500 positions globally, with most of the changes expected to be completed in 2007. In cases where redeployment is not possible, employees will receive assistance in accordance with local country and legal entity practices.
     Additionally, on December 11, 2006, the Registrant issued a press release updating its fourth quarter 2006 earnings outlook for significant items. DuPont announced that these items will be included in its fourth quarter 2006 reported earnings, providing a net benefit of approximately $370 million to net income, or $0.39 per share, and that it anticipates 2006 reported earnings per share to be about $3.25 per share.
     Based on preliminary estimates, the following items are expected to be recorded in the fourth quarter:
•	A charge of about $200 million, pre-tax, for restructuring and asset impairments related to the Agriculture & Nutrition investment and streamlining plan described above.

•	A charge of about $50 million, pre-tax, related to an underperforming industrial chemicals asset held for sale within the company’s Safety & Protection segment.

•	An estimated benefit of about $60 million, pre-tax, resulting from insurance recoveries related to asbestos litigation expenses incurred by the company in prior periods and additional Hurricane Katrina insurance recoveries.

•	An estimated net benefit of about $500 million, after-tax, for the reversal of accruals related to tax settlements and related interest, reversal of tax valuation allowances, and the finalization of taxes related to the company’s repatriation of foreign earnings under the American Jobs Creation Act.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

December 11, 2006

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